Ex. 99.1

SILVERLEAF RESORTS, INC.
1221 River Bend Drive, Suite 120
Dallas, Texas 75247
(214) 631-1166

Contact:	Harry J. White, Jr.
Chief Financial Officer
(214) 631-1166

SILVERLEAF RESORTS, INC.
RESPONDS TO STOCK TRADING ACTIVITY

DALLAS, TX, December 1, 2005. In view of the recent unusually high trading activity in Silverleaf Resorts, Inc. (AMEX:SVL), the Company has issued the following statement: “While the Company’s general policy is not to comment on unusual market activity, the Company knows of no corporate reason for the recent trading volume of its stock.”

Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates 13 timeshare resorts in various stages of development. Silverleaf Resorts offers a wide array of country club-like amenities, such as golf, swimming, horseback riding, boating, and many organized activities for children and adults.

This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. These risks and others are more fully discussed under the heading “Cautionary Statements” in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s 2004 Annual Report on Form 10-K (pages 19 through 27 thereof) filed on March 25, 2005.